BRF S.A.

Publicly-Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

Ordinary and Extraordinary General Shareholders’ Meeting to be held on 26.04.2018

DISTANCE VOTING FORM

1. Name or corporate designation of shareholder (without abbreviations)
2. Corporate (CNPJ) or individual (CPF) tax number of shareholder	2.1. E-mail address of shareholder for communication with the Company related to the Voting Form
3. Guidance for completing the Distance Voting Form

Should you, as a shareholder, choose to exercise your right to vote from a distance, within the terms of articles 21-A and according to CVM Instruction nº 481/2009, you must complete the Distance Voting Form (“Voting Form”), that will only be regarded as valid, and the votes presented here counted in the quorum of the General Meeting, if the following instructions are observed: (i) all the fields must be duly completed; (ii) all the pages must be initialed; and (iii) the last page must be signed by the shareholder or his/her (s) legal representative(s), as the case may be, and within the terms of the effective law.

The Company does not require the certification of the signature on the Voting Form, neither its consularization.

On 19.04.2018 (inclusive), the deadline expires for the receipt of the Voting Form duly completed according to instructions below.

It should be stressed that in order for the Voting Form to have an effect, the date of 19.04.2018 will be the last day for its RECEIPT in one of the 3 forms that are listed, below and not the last day for it to be mailed. If the Voting Form is received after 19.04.2018, the votes will not be counted.

4.            Guidance for delivering the Distance Voting Form

The Shareholder that chooses to exercise its remote voting rights by means of this Voting List may complete it observing the aforementioned guidance and send it: (i) to the Company or (ii) to the Custodian (iii) or to the Bookkeeper, following the instructions below:

(i)            To the Company: in addition to the Voting List, the Shareholder shall submit a certified copy of the following documents: Individual - ID with a photograph of the shareholder or its legal representative: Brazilian national’s ID, Foreign Resident’s ID, Brazilian driving licenses, passport or class association ID. Legal Entity and Investment Funds - a) ID with a photograph of the shareholder or its legal representative: Brazilian national’s ID, foreign resident’s ID, Brazilian driving licenses, passport or class association ID; b) Articles of Association or consolidated and current Corporate Bylaws (in the case of a Legal Entity), or the consolidated and current fund regulations (in the case of Investments Funds); and c) a document substantiating powers of representation.

(ii)           To the Custodian: to this end, shareholders shall contact their custodians and verify procedures established for the issue of the latter’s instructions for voting via Voting List as well as the documents and information required by them to this end.

(iii)          To the Bookkeeper: this option is exclusively for the holders of shares deposited with Itaú Corretora de Valores S.A., (“Itaú”), bookkeeper of shares issued by the Company. Itaú has set up a Digital Meeting website, a secure solution where it is possible to execute remote voting. In order to vote via the website, the shareholder must register and have a digital certificate. Information on registering and the step-by-step process for issuing the digital certificate are described in the site: http://www.itau.com.br/securitiesservices/assembleiadigital/.

5.            Postal and electronic address to send the distance voting form, should the shareholder decide to deliver the document directly to the company

BRF S.A.

Address: Rua Hungria, 1.400 – 5th floor, Jardim Europa, Zip Code 01455-000, São Paulo - SP, in attention to the Corporate Governance area.

e-mail: acoes@brf-br.com

Person for contact: Lorival Nogueira Luz Junior.

6.            Indication of the institution contracted by the company to provide bookkeeping services for the shares, with name, physical and electronic addresses, telephone and person for contact

Itaú Corretora de Valores S.A.

           E-mail: atendimentoescrituracao@itau-unibanco.com.br

Address: Av. Brigadeiro Faria Lima, n° 3.500, 3rd floor – São Paulo – SP, Zip Code 04538-132

Contact: Shareholders attendance

Telephone: (11) 3003-9285 (state capitals and metropolitan regions)/0800 7209285 (other locations) – Hours of attendance: working days from 09:00 a.m. to 06:00 p.m.

Resolutions to be taken at the Ordinary General Shareholders’ Meeting

7.            To approve the management accounts and financial statements of the Company for the financial year ended on December 31, 2017 (“2017 Financial Year”), accompanied by the management report, explanatory notes, report of the independent auditors and opinion of the Fiscal Council, the summarized annual report, the Statutory Audit Committee and the comments of the Management on the Company´s financial situation, within the terms of Annex I of the Administration´s Proposal for the Ordinary and Extraordinary General Meeting (“Proposal”);

[   ] Approve         [   ] Reject         [   ] Abstain

8.            Establish the annual global remuneration related to the 2018 financial year for the Company´s Management in the amount up to R$ 86.8 million, which covers the limit proposed for the fixed remuneration (salary or management fees, direct and indirect benefits and social contributions), severance benefits, variable remuneration (profit sharing) and amounts related to the Stock Option Plan and Restricted Share Plan of the Company:

[   ] Approve         [   ] Reject         [   ] Abstain

9.            Election of members of the Fiscal Council

Effective Member: Attilio Guaspari

[   ] Approve         [   ] Reject         [   ] Abstain

Effective Member: Marcus Vinicius Dias Severini

[   ] Approve         [   ] Reject         [   ] Abstain

Effective Member: André Vicentini

[   ] Approve         [   ] Reject         [   ] Abstain

Alternate Member:  Susana Hanna Stiphan Jabra

[   ] Approve         [   ] Reject         [   ] Abstain

Alternate Member: Marcos Tadeu de Siqueira

[   ] Approve         [   ] Reject         [   ] Abstain

Alternate Member: Valdecyr Maciel Gomes

[   ] Approve         [   ] Reject         [   ] Abstain

Note: The shareholder may vote in favor of the approval of up to 3 (three) effective members and up to 3 (three) alternate members to make up the Fiscal Council.

10.      To set an annual global remuneration for the 2018 financial year for the members of the Fiscal Council in the amount up to R$745 thousand. This amount refers to the limit proposed as fixed remuneration (salary or pro-labore, direct and indirect benefits and social contributions):

[   ] Approve         [   ] Reject         [   ] Abstain

Resolutions to be taken at the Extraordinary General Shareholders’ Meeting

11. Removal of all members of the Board of Directors. [ ] Approve [ ] Reject [ ] Abstain
12. Approval of the number of 10 members to compose the Board of Directors [ ] Approve [ ] Reject [ ] Abstain
13. Wants to request the adoption of the multiple vote process for the election of the Board of Directors, pursuant to the Article 141 of Law nº 6.404/1976 [ ] Approve [ ] Reject [ ] Abstain

14. Election of new members to fill the positions on the Board of Directors – Names appointed by Previ and Petros: (i) Augusto Marques da Cruz Filho (Chairman of the Board of Directors); (ii) Francisco Petros Oliveira Lima Papathanasiadis (Vice-Chairman of the Board of Directors); (iii) Walter Malieni Jr.; (iv) Guilherme Afonso Ferreira; (v) José Luiz Osório; (vi) Roberto Antônio Mendes; (vii) Dan Ioschpe; (viii) Roberto Funari; (ix) Vasco Augusto Pinto da Fonseca Dias Júnior; and (x) Luiz Fernando Furlan:

[   ] Approve         [   ] Reject         [   ] Abstain

15. If one of the candidates that compose the chosen plaque fails to integrate it, can the votes corresponding to your shares continue to be awarded to the chosen plaque?

[   ] Approve         [   ] Reject         [   ] Abstain

16. In case of adoption of the multiple vote process, the votes corresponding to your shares must be distributed in equal percentages by the members of the plaque you have chosen? [The shareholder should be aware that the equal distribution will consider dividing the percentage of 100% among the members of the selected plaque up to the first two decimal places, without rounding, and that the fractions of shares determined from the application of the resulting percentage will not be allocated to any candidate, being disregarded in the multiple voting procedure, a hypothesis in which the shareholder may not vote with all of its shares].

[   ] Approve         [   ] Reject         [   ] Abstain

17. The following field should only be filled in if the shareholder has replied "no" to the previous question.

Candidate 1 – Mr. Augusto Marques da Cruz Filho – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 2 – Mr. Francisco Petros Oliveira Lima Papathanasiadis – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 3 – Mr. Walter Malieni Jr. – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 4 – Mr. Guilherme Afonso Ferreira – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 5 – Mr. José Luiz Osório – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 6 – Mr. Roberto Antônio Mendes; – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 7 – Mr. Dan Ioschpe – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 8 – Mr. Roberto Funari – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 9 – Mr. Vasco Augusto Pinto da Fonseca Dias Júnior – [     ]% percentage of the votes to be awarded to the candidate.

Candidate 10 – Sr. Luiz Fernando Furlan – [     ]% percentage of the votes to be awarded to the candidate.

18. Election of the Chairman and Vice-Chairman of the Board of Directors. Appointed by the shareholders Previ and Petros (Augusto Marques da Cruz Filho and Francisco Petros Oliveira Lima Papathanasiadis):

[   ] Approve         [   ] Reject         [   ] Abstain

19. Amend Article 30, § 3, of the Company´s Bylaws, as to provide that the meetings of the Fiscal Council are held periodically, according to the Internal Rules of the body.

[   ] Approve         [   ] Reject         [   ] Abstain

20. Consolidate the Company´s Bylaws. [ ] Approve [ ] Reject [ ] Abstain

 [City], [date]

__________________________________________

Name and signature of the Shareholder